UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Tenet Healthcare Corporation (“Tenet”), as part of its previously announced tender offer and consent solicitation for its 8.875% Senior Secured Notes due 2019 (the “2019 Notes”), has purchased approximately $767 million aggregate principal amount of its outstanding 2019 Notes, with the net proceeds from the sale of the 2021 Notes (as defined below). In connection with the tender offer and the consent solicitation, on May 30, 2013, Tenet entered into a twenty-first supplemental indenture (the “Twenty-First Supplemental Indenture”) among Tenet, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), amending the base indenture, dated as of November 6, 2001 (the “Base Indenture”), as supplemented by the eleventh supplemental indenture, dated as of June 15, 2009, among Tenet, the guarantors party thereto and the Trustee (the eleventh supplemental indenture and the Base Indenture, collectively, the “Indenture”). The Twenty-First Supplemental Indenture eliminated most of the covenants contained in the Indenture with respect to the 2019 Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2019 Notes when due), certain events of default applicable to the 2019 Notes, the release of the liens on the assets that secure the 2019 Notes and certain other provisions contained in the Indenture and the 2019 Notes. The tender offer is scheduled to expire at 12:00 midnight (New York City time) on June 12, 2013, unless such date is extended.

A copy of the Twenty-First Supplemental Indenture is attached to this current report on Form 8-K as Exhibit 4.2, and is incorporated herein by reference. The foregoing summary description of the Twenty-First Supplemental Indenture and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Twenty-First Supplemental Indenture.

Additionally, the information in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 30, 2013, Tenet completed its offering of $1,050,000,000 in aggregate principal amount of 4.375% senior secured notes due 2021 (the “2021 Notes”). The 2021 Notes were offered only to eligible purchasers through a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

Tenet will pay interest on the 2021 Notes semi-annually, in arrears, on January 1 and July 1 of each year, commencing January 1, 2014, to holders of record on the immediately preceding December 15 and June 15. The 2021 Notes will rank senior to Tenet’s existing and future subordinated indebtedness, be effectively senior to Tenet’s existing and future unsecured indebtedness and other liabilities to the extent of the value of the collateral securing the senior secured notes or guarantees thereon, and will rank pari passu with any of Tenet’s 8.875% senior secured notes due 2019 that are not tendered in the concurrent cash tender offer, which were issued in June 2009, 6.25% senior secured notes due 2018, which were issued in November 2011 and April 2012, 4.75% senior secured notes due 2020, which were issued in October 2012, and 4.50% senior secured notes due 2021, which were issued in February 2013, and similarly will be guaranteed by and secured by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries, and will be subordinated to Tenet’s obligations under its senior secured revolving credit facility, and any of its subsidiaries’ secured guarantees thereof, to the extent of the value of the collateral securing borrowings under such facility.

The 2021 Notes were issued pursuant to the Base Indenture, as supplemented by a twentieth supplemental indenture (the “Twentieth Supplemental Indenture”) dated May 30, 2013, among Tenet, certain of its subsidiaries that will act as guarantors thereunder and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.  The Twentieth Supplemental Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: to incur liens; provide subsidiary guarantees; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Twentieth Supplemental Indenture also provides that the 2021 Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Twentieth Supplemental Indenture) of Tenet.  In addition, Tenet may, at its option, redeem the 2021 Notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the 2021 Notes being redeemed plus the applicable make-whole premium set forth in the Twentieth Supplemental Indenture, together with accrued and unpaid interest.

In connection with the issuance of the 2021 Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of May 30, 2013 (the “Registration Rights Agreement”), with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein. Pursuant to the Registration Rights Agreement, Tenet has agreed to use commercially reasonable efforts to register the 2021 Notes with the Securities and Exchange Commission if the 2021 Notes have not become freely tradable (as defined in the agreement) on or before the 380th day following the date hereof.

The foregoing is a summary and is qualified by reference to the Twentieth Supplemental Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01                                           Other Events

On May 30, 2013, Tenet issued a press release announcing (1) the completion of the private offering and the issuance of the 2021 Notes and (2) the early tender results and initial settlement of its previously announced cash tender offer and consent solicitation for its  outstanding 2019 Notes.

For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following exhibits are filed as a part of this Report.

Exhibit No.	Description
4.1	Twentieth Supplemental Indenture dated as of May 30, 2013 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

4.2	Twenty-First Supplemental Indenture dated as of May 30, 2013 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

10.1

Exchange and Registration Rights Agreement dated as of May 30, 2013, by and among Tenet, certain of its subsidiaries, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein.

99.1

Press release issued on May 30, 2013, announcing the completion of a private offering of senior secured notes due 2021 and Tenet’s early results and initial settlement of its tender offer and consent solicitation for its senior secured notes due 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: May 30, 2013
	By:	/s/ Paul A. Castanon
		Name:	Paul A. Castanon
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Twentieth Supplemental Indenture dated as of May 30, 2013 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

4.2	Twenty-First Supplemental Indenture dated as of May 30, 2013 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

10.1

Exchange and Registration Rights Agreement dated as of May 30, 2013, by and among Tenet, certain of its subsidiaries, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein.

99.1

Press release issued on May 30, 2013, announcing the completion of a private offering of senior secured notes due 2021 and Tenet’s early results and initial settlement of its tender offer and consent solicitation for its senior secured notes due 2019.